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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE
---------------------

For more information, contact     Seragen, Inc.
                                  Lora Maurer, Manager,
                                    IR/Corporate Communications
                                  Phone:          508-435-2331
                                  Fax:            508-435-9805
                                  e-mail:         Seragen@aol.com

                                  The Dilenschneider Group
                                  Media:          Joe Dodson/Bob Stone
                                  IR              Ken Di Paola/Bob Stone
                                  Phone:          212-922-0900
                                  e-mail:         jdodson@lilenschneider.com
                                                  bstone@dilenschneider.com
                                                  kdipaola@dilenschneider.com

                   SERAGEN RESTRUCTURES SENIOR MANAGEMENT TEAM

                              ---------------------

            SERAGEN ELECTS REED R. PRIOR CHAIRMAN, CEO AND TREASURER;
             JEAN NICHOLS NAMED PRESIDENT, CHIEF TECHNOLOGY OFFICER

                              ---------------------

         GEORGE MASTERS AND JAMES HOWELL RETIRE; THOMAS KONATICH RESIGNS

================================================================================

Hopkinton, MA--November 6, 1996--Seragen, Inc. (NASDAQ: SRGN) announced today that the board has elected Reed R. Prior chairman, chief executive officer and treasurer of the company. The board also elected Jean Nichols president, chief technology officer, and a member of Seragen's board of directors. Both appointments are effective immediately.

Former vice chairman and CEO, George Masters, is retiring but will remain as a consultant to the company. In addition, James Howell, who is stepping down as chairman, is also retiring from the board of directors; and chief financial officer, Thomas N. Konatich, is resigning from the company, effective November 12th.

"Together, Reed and Jean comprise a highly capable, experienced team that will lead Seragen to the next stage of growth," said outgoing CEO, George Masters.


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SERAGEN RESTRUCTURES SENIOR MANAGEMENT TEAM / page 2 of 3

"Reed has an impressive track record in the biomedical industry," commented Seragen board member, Norman Jacobs, president of Becton Dickinson Transdermal Systems. "In previous positions, he has raised capital, reduced operating costs, focused business strategies and acquired new technologies. Jean's long experience with Seragen makes her uniquely qualified to lead the continued development and eventual commercialization of the technological portfolio."

"And we are grateful to George Masters, Jim Howell and Tom Konatich for their contributions to Seragen," continued Jacobs. "We wish them well."

PRIOR, NICHOLS BACKGROUND
-------------------------

Reed Prior, 45, has been a specialist in venture-backed companies developing biomedical technologies and products. He comes to Seragen from ActiMed Laboratories, a privately-held medical diagnostics company, where his contributions as CEO included identifying broad new markets for the firm's products, strengthening its management team, and securing substantial new lines of capital.

Jean Nichols, Ph.D., 45, has been Seragen's senior vice president since 1992, overseeing all aspects of clinical and regulatory affairs, research and development, and operations. Dr. Nichols started with the company in 1983 and has served as director and later vice president for research and development. Under her direction, the company has assembled the expertise and capabilities to design, develop and manufacture receptor-active protein therapeutics, from genetic construction through clinical investigation.

MASTERS, HOWELL RETIRE; KONATICH RESIGNS
----------------------------------------

George Masters has served as vice chairman of the board of Seragen since March, 1993, as CEO since May, 1993, and as president since September, 1994. During his tenure, Seragen secured an international alliance with Eli Lilly and Company for the development of Seragen's fusion proteins for cancer. He will retire to his home in Falmouth, Maine.

James Howell, Ph.D. has served as chairman of the board of Seragen since 1991. He is a member of the board of trustees of Boston University and president of the Howell

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SERAGEN RESTRUCTURES SENIOR MANAGEMENT TEAM / PAGE 3 OF 3


Group, a Boston-based consulting firm.

Thomas Konatich will become chief financial officer of a privately held pharmaceutical company based in New Jersey.

SERAGEN PRODUCT PORTFOLIO
-------------------------

Seragen is an integrated biopharmaceutical company developing a proprietary portfolio of therapeutic products. The company's unique receptor-active protein therapeutics consist of a toxin fragment genetically linked to a hormone or growth factor that targets specific receptors on the surface of disease-causing cells.

Seragen's current focus is in cancer and dermatology. The company's most advanced product, DAB389IL-2, is in Phase III clinical trials for cutaneous T-cell lymphoma, in collaboration with Eli Lilly and Company. Seragen is independently conducting clinical trials of the same product for psoriasis. The second product in the company's pipeline, DAB389EGF, is in a clinical trial for non-small cell lung cancer.

SAFE HARBOR INFORMATION
-----------------------

To the extent that any of the statements contained herein relating to the Company's products and its operations are forward looking, such statements are based on current expectations that involve a number of uncertainties and risks. Such uncertainties and risks include, but are not limited to, the early stage of the Company's product development and lack of product revenues; the Company's history of operating losses and accumulated deficit; the Company's limited financial resources and uncertainty as to the availability of additional capital to fund its development on acceptable terms, if at all; Boston University's control of the Company; the Company's reliance on fusion protein technology; the potential development of competing fusion proteins, products and technologies; the Company's dependence on its collaborative partner, Eli Lilly and Company, and the lack of assurance that the Company will receive further funding under this partnership or develop and maintain other strategic alliances; the lack of assurance regarding patent and other protection for the Company's proprietary technology; governmental regulation of the Company's activities, facilities and products; the Company's limited manufacturing capabilities; the Company's lack of commercial sales and marketing capabilities; the dependence on key personnel; the development of competing technologies; uncertainties as to the extent of reimbursement for the costs of the Company's potential products and related treatment by government and private health insurers and other organizations; the potential adverse impact of government-directed health care reform; the risk of product liability claims; and general economic conditions. As a result, the Company's future development efforts involve a high degree of risk. For further information, refer to the discussion in the Company's 1995 Annual Report on Form 10-K, as filed with the Securities and Exchange Commission. Actual results may differ materially from such expectations.

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                                  Reed R. Prior
                  Chairman, Chief Executive Officer, Treasurer
                                  Seragen, Inc.

Reed R. Prior was named chairman, chief executive officer and treasurer of Seragen, Inc. (NASDAQ:SRGN) on November 6, 1996. Seragen, an integrated biopharmaceutical company developing a portfolio of therapeutic products, is the leader in the development of recombinant biological therapeutics based on its proprietary fusion protein technology.

Mr. Prior, 45, is a specialist in managing venture-backed companies involved with a range of biomedical technologies and products. Since 1986, he has served as president, CEO and a member of the boards of directors of four biomedical companies:


ActiMed Laboratories                 1995-1996                   Burlington, NJ
--------------------

Mr. Prior became CEO of ActiMed Laboratories, a venture-backed medical diagnostics company, in 1995. His contributions at ActiMed included identifying broad new markets for the firm's disposable home blood test kits, significantly adding to its management team, and obtaining substantial new lines of capital. In addition, Mr. Prior presided over ActiMed's first-ever F.D.A. product approval and expanded the company's research and development program to generate a pipeline of follow-on products.


Receptor Laboratories, Inc.          1992-1995                      Chicago, IL
---------------------------

Mr. Prior was named CEO of Chicago-based Receptor Laboratories, Inc., a start-up biopharmaceutical firm, in 1992. During that time he repositioned the company to participate in the emerging field of therapeutic cancer vaccines by acquiring exclusive rights to the leading antigen identification technology in the field. In July 1995, he sold the company to Cytel Corporation (NASDAQ:CYTL).


Genex Corporation                    1990-1991                 Gaithersburg, MD
-----------------
In 1990, Mr. Prior was named CEO of Genex Corporation, a company which initially focused on industrial biotechnology and research instrumentation. He was responsible for streamlining costs and repositioning the company's business strategy toward surgical protein bio-adhesives and engineered antibody replacement molecules. Following an aggressive bidding process, Genex was sold to Enzon, Inc. in October 1991.



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i-STAT Corporation                   1986-1990                    Princeton, NJ
------------------

Mr. Prior was named CEO of i-STAT Corporation in June 1986, where he eliminated the company's unprofitable core business of contract research and development of bit-sensor equipment and built new capabilities as a medical diagnostics company. That effort involved raising more than $60 million in new capital, and recruiting an 80-person research and engineering team that dramatically expanded the company's technology portfolio of medical diagnostics, instruments and disposables as well as its manufacturing capabilities.

Mr. Prior began his career in the biomedical industry in 1979 when he joined Millipore Corporation (NYSE:MIL) a manufacturer and marketer of products for the analysis and purification of fluids for medical and industrial applications. He held a number of marketing and managerial positions, and prior to leaving the company he was director of international marketing for Waters Associates, a subsidiary. In 1983, Mr. Prior joined Promega Corporation, a venture-backed start-up company, as vice president. At Promega, he repositioned the company to emphasize proprietary genetic engineered research products while de-emphasizing the firm's less successful generic lines. He also negotiated the world's first joint venture in genetic engineering supplies with the People's Republic of China. After leaving Promega, he served a short term as a venture capitalist before joining i-STAT in 1986.

Mr. Prior is a graduate of Michigan State University, where he received a B.S. in biology and bitphysics. He received his M.B.A. from the Harvard Business School in 1980.

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




                             Jean C. Nichols, Ph.D.
                  President, Chief Technology Officer, Director
                                  Seragen, Inc.

Jean C. Nichols, Ph.D. was named president, chief technology officer and member of the board of directors of Seragen, Inc. (NASDAQ:SRGN) on November 6, 1996. Seragen, an integrated biopharmaceutical company developing a portfolio of therapeutic products, is the leader in the development of recombinant biological therapeutics based on its proprietary fusion protein technology.

Dr. Nichols, 45, has been Seragen's senior vice president since 1992, overseeing all aspects of clinical and regulatory affairs, research and development and operations.

Dr. Nichols joined the company in 1983 to manage a number of externally sponsored research projects. In 1986, she was named Seragen's director of research and development. She recruited and trained the company's R & D team and concentrated its efforts on IL-2 Fusion Protein. In 1988, Dr. Nichols was promoted to vice president of research and development. She established the company's pilot production capabilities and oversaw regulatory approval of Seragen's first investigational new drug application and all of the company's clinical trials.

As Seragen's senior vice president, Dr. Nichols focused the company's technology on cancer and dermatology. Under her direction, the company advanced its first product into a Phase III clinical trial program and moved its second product into clinical trials. Under her technical leadership, Seragen raised more than $100 million over the course of five years; she was a key spokesperson for the initial public offering in 1992 and follow-on offering in 1993.

Dr. Nichols was a junior faculty member at Harvard Medical School in the Department of Microbiology and Molecular Genetics from 1980 until joining Seragen in 1983. She joined Harvard Medical School in 1978 as a post-doctoral fellow where she conducted research on the biochemical and biological analyses of cholera toxin synthesis and assembly.

Dr. Nichols has authored more than 35 research articles, including 25 on preclinical and clinical studies of fusion proteins. At Seragen, she is an inventor on patents under review with the federal Patent and Trademark Office which encompass applications of fusion proteins for the treatment of HIV, arthritis, allergies, and diabetes.

Dr. Nichols holds a Ph.D. in Bacteriology and Immunology and a B.S. in Biology from the University of North Carolina, Chapel Hill.

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